Exhibit 10.5

THE COMMERCIAL LEASE

This lease agreement is made and entered into by and between TRANSWORLD CORPORATION (Landlord) and AUTO UNDERWRITERS OF AMERICA, INC. (Tenant). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon known as 8555 Beechnut, Houston, Texas 77036, as more particularly described on the attached Exhibit “A”.

                The primary term of this lease shall be one (1) year commencing on July 1, 2005, and ending at 12:00 p.m. on June 30, 2006, upon the following terms, conditions and covenants:

1.	UTILITIES. Tenant shall pay all charges for utility services to the lease premises.

2.

HOLDING OVER.  Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $6,000.00 per month.

3.

RENT.  Tenant agrees to and shall pay Landlord $6,000.00 per month, which included property taxes at: 8550 Beechnut, Houston, Harris County, Texas 77036, or at such other place Landlord shall designate from time to time in writing as rent for the leased premises.

4.	USE. Tenant shall use the leased premises for the following purpose and no other: automotive sales and any other lawful purpose.

5.

SECURITY DEPOSIT.   Tenant shall pay to Landlord a security deposit in the sum of $6,000.00 payable on or before the commencement of this lease for Tenant’s faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

6.

INSURANCE.   Tenant shall pay for fire and extended coverage insurance on the building and other improvements on the leased premises in an amount not less than $150,000.00, which amount shall be increased yearly in proportion to the increase in market value of the premises. If Landlord provides any insurance herein, Tenant shall pay to Landlord, during the term hereof, the amount of any increase in premiums for the insurance required over and above such premiums paid during the first year of this lease. Tenant shall provide public liability and property damage insurance for its business operations on the leased premises in the amount of $300,000.00 which policy shall cover the Landlord as well as the Tenant. Said Insurance policies required to be provided by Tenant herein shall name Landlord as an insured and Southwestern National Bank, 6901 Corporate Drive, Harris County, Texas 77036, by an insurance company approved by Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenants property on or about the leased premises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within 15 days after such notice certification showing all such insurance to be in full force and effect, Landlord may at his option take out the necessary insurance to comply with the provision hereof and pay the premiums on the items specified in such notice , and a Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord until repaid by Tenant.

7.

CONDITION.   Tenant has investigated all environmental concerns and agrees to lease the Property “as is” and with all faults, and Tenants represents that Tenant is familiar with the qualities, characteristics and potentialities of the premises to be leased and affirms that Tenant has not relied on Landlords skill or judgment to deliver such premises suitable for any particular purpose. Except as otherwise expressly provided, LANDLORD MAKES NO WARRANTY OF MECHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, NOR IS THERE ANY OTHER EXPRESS OR IMPLIED WARRANTY. Landlord expressly disclaims and Tenant expressly waives any warranty of habitability, good and workmanlike construction, design or fitness for any particular purpose Landlord expressly discloses, and Tenant expressly waives any implied warranty of suitability for the intended commercial purpose and use of the leased premises. Landlord or Landlord’s employees, agents and/or contractors shall have the right to enter the Premises at any reasonable time during Tenants normal business hours to examine the environmental condition of the Premises, and to complete any environmental monitoring or remediation. Landlord shall give Tenant not less than twenty-four (24) hours prior written notice of Landlords intended entry into the premises. Tenant is aware that the leased property had underground storage tanks that were removed, that there is an Environmental Inspection Report dated March 1, 1999, and that said site was remediated.

8.

MAINTENANCE AND REPAIRS.   Landlord shall keep the foundation, the exterior walls, (except glass: windows; doors; door closure devices; window and door frames, molding and hardware; and interior painting or other treatment of exterior walls), and the roof of the leased premises in good repair except that the Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licenses, and concessionaires. Tenant is responsible for the maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within ten (10) days. Tenant shall notify Landlord immediately of any emergency repairs.  Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under this section.  If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest.  At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted.  Normal wear and tear means deterioration which occurs without negligence, carelessness, accident or abuse.

9.

ALTERATIONS.  All alterations, additions and improvements, except trade fixtures and the alarm system, installed at the expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease.  Such alterations, additions and improvements may only be made with the prior written consent of Landlord, which such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to any personal property, on or off the leased premises, in connection with the making of such improvements or alterations.  No cooling tower, equipment, or structure of any kind shall be placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord.  If such permission is granted, such work or installation shall be done at Tenant’s expense and in such a manner that the roof shall not be damaged thereby.  If it becomes necessary to remove such cooling tower, equipment or structure at Tenant’s expense and repair at Tenant’s expense any damage resulting from such removal or reinstallation.  Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord.  Tenant shall promptly repair at its expense any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant’s expense prior to the expiration of the lease term.  All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

10.

COMPLIANCE WITH LAWS AND REGULATIONS.  Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with referenced to the use and occupancy of the leased premises.  Tenant and Tenant’s agents, employees and invitees shall duly comply with any rules and regulations governing the use of the building or other improvements to the leased premises as required by Landlord.  Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not conflict with this lease.

11.

ASSIGNMENT AND SUBLETTING.  Tenant shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of Landlord.  An assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this lease.

12.

DESTRUCTION.  In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice Landlord.  Landlord may repair the damage and restore the leased premises in substantially the same condition as immediately prior to the occurrence of the casualty.  Such repairs shall be made at Landlord’s expense unless due to Tenant’s negligence.  Landlord shall allow Tenant a fair reduction of rent during the time leased premises are partially unfit for occupancy.  If the leased premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy to fire or other casualty, or if Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such casualty.

13.

TENANT DEFAULT AND REMOVAL OF ABANDONED PROPERTY.  If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law.  This lease may be terminated at Landlord’s discretion if such abandonment or default continues for a period of ten (10) days after Landlord notifies Tenant of such abandonment or default and of Landlord’s intention to declare this lease terminated.  Such notice shall be sent by Landlord to Tenant at Tenant’s last known address by certified mail.  If Tenant has not completely removed or cured default within the 10-day prior, this lease shall terminate.  Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant.  Upon abandonment or default by the Tenant, the remaining unpaid portion of the rent from paragraph 3 herein, shall become due and payable.  For purposes of this section, Tenant is presumed to have abandoned the premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the premises, is being or has been removed from the premises and the removal is not within the normal course of Tenant’s business.  Landlord shall have the right to store any property of Tenant that remains on premises that is abandoned; and, in addition to Landlord’s other rights, Landlord may dispose of the stored property if Tenant does not claim the property within 60 days after the date the property is stored, provided Landlord delivers by certified mail to Tenant at Tenant’s last known address a notice stating that Landlord may dispose of Tenant’s property if Tenant does not claim the property within 60 days after the date the property is stored.

14.

EXCLUSION OF TENANT.  Landlord may not intentionally prevent Tenant from entering the leased premises except by judicial process unless the exclusion results from: (a)  bona fide repairs, construction, or an emergency; (b) removing the contents of premises abandoned by Tenant; or (c) changing the door locks of Tenant in the event Tenant is delinquent in paying at least part of the rent.  If Landlord or Landlord’s agent changes the door lock of Tenant, in the event Tenant is delinquent in paying rent, Landlord or Landlord’s agent must place a written notice on Tenant’s front door stating the name and address or telephone number of the individual or company from which the new key may be obtained.  The new key is required to be provided only during Tenant’s regular business hours.

15.

SUBORDINATION.  Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the demised premises and Tenant agrees on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee, and the rights of  Tenant shall remain in full force and full effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

16.

INDEMNITY.  Landlord and its employees and agents shall not be liable to Tenant or to Tenant’s employees, patrons, visitors, invitees, or any other persons for an injury to such persons or for damage to personal property caused by an act, omission, or neglect of Tenant or Tenant’s agents or of any other tenant of the premises of which the leased premises is a part.  Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off the leased premises.

17.

SIGNS.  Tenant shall not post or paint any signs at, on or about the leased premises or paint the exterior walls of the building except with the prior written consent of the Landlord.  Landlord shall have the right to remove any sign or signs in order to maintain the leased premises or to make any repairs or alterations thereto.

18.

TENANT BANKRUPTCY.  If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord’s intention to do so.

19.

CONDEMNATION.  If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should be leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leases premises.

20.	OPTION TO EXTEND TERM OF THE LEASE.

	a.	Tenant, if not in default, may give Landlord ninety (90) days notice before June 30, 2006, to extend the term of this lease for an additional two (2) year term at the same rate of $6,000.00 per month.

	b.	Tenant, if not in default, may give Landlord ninety (90) days notice before June 30, 2008, to extend the term of this lease for an additional two (2) year term at the rate of $6,500.00 per month.

21.

NOTICES.  Notices to Tenant shall be by certified mail or other delivery to the leased premises or to Tenant’s last known address.  Notices to Landlord shall be by certified mail to the place where rent is payable.

22.

DEFAULT BY LANDLORD.  In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord’s failure to cure same or commence a good faith effort to cure same within ten (10) days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this lease or cure the default and make the necessary repairs, and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred.

23.

SIGNS.  During the last ten (10) days of this lease, a “For Sale” sign and/or “For Lease” sign may be displayed on the leased premises and the leased premises may be shown at reasonable times to prospective purchasers or tenants.

24.

RIGHT OF ENTRY.  Landlord shall have the right during normal business hours to enter the demised premises a) to inspect the general condition and state of repair thereof, b) to make repairs required or permitted under this lease, or c) for any other reasonable purpose.

25.

WAIVER OF BREACH.  The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

26.	TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

27.

BINDING OF HEIRS AND ASSIGNS.  Subject to the provisions of this lease pertaining to assignment of the Tenant’s interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord of Tenant.

28.

RIGHTS AND REMEDIES CUMULATIVE.  The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy   either party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

29.	TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas.

30.

LEGAL CONSTRUCTION.  In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

31.

PRIOR AGREEMENTS SUPERSEDED.  This agreement constitutes the sole and only agreement of the parties to this lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

32.	AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

33.

ATTORNEY’S FEES.  Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

34.	SPECIAL PROVISIONS. (This section to include additional factual data not included above.) See Special Provision Addendum.

THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS AGREEMENT, SEEK COMPETENT LEGAL ADVICE.

EXECUTED this ________ day of ____________, 2005.

Tenant

AUTO UNDERWRITERS OF AMERICA, INC.

By:                          ____________________________________________

Printed Name:       ____________________________________________

Title:                       ____________________________________________

Landlord

TRANSWORLD CORPORATION

By:                          ___________________________________________

Printed Name:       ___________________________________________

Title:                       ___________________________________________